News Release

Trustmark Corporation Announces First Quarter 2009 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – April 28, 2009 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $23.4 million in the first quarter of 2009, which represented basic earnings per common share of $0.41.  Trustmark’s first quarter 2009 net income produced a return on average tangible common equity of 14.46% and a return on average assets of 1.10%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share.  The dividend is payable June 15, 2009, to shareholders of record on June 1, 2009.

Richard G. Hickson, Chairman and CEO, stated, “Trustmark continued to achieve solid financial results during the first quarter as reflected by expanded net interest income, growth in noninterest income, prudent expense management and enhanced capital strength. While the financial services industry continues to address the challenges of the current economic environment and the resulting slowdown in residential real estate, Trustmark remains well-positioned to meet the needs of customers across our four-state franchise.  Our strong balance sheet and capital base continue to provide the financial flexibility necessary to succeed in an ever-changing marketplace.”

Credit Quality
•	Net charge-offs during the first quarter totaled $11.4 million, or 0.66% of average loans
•	Provision for loan losses totaled $16.9 million, exceeding net charge-offs by $5.5 million

Total nonaccrual loans increased $20.5 million during the first quarter of 2009 to $134.5 million, or 1.94% of total loans, due primarily to Florida residential real estate loans which were reserved for or written-down to net realizable value.  Other real estate increased $3.6 million during the quarter. Collectively, total nonperforming assets increased $24.0 million during the first quarter to represent 2.53% of total loans and other real estate.  Managing credit risks resulting from current real estate market conditions continues to be a primary focus of the Corporation.

Net charge-offs totaled $11.4 million during the first quarter principally resulting from Florida residential real estate net charge-offs of $6.9 million and $2.4 million in net charge-offs from the Corporation’s indirect auto portfolio.  Losses were minimal in other geographic areas and lines of business.  During the first quarter, the provision for loan losses totaled $16.9 million, exceeding net charge-offs by $5.5 million, including $3.8 million above net charge-offs in Florida.  Allocation of Trustmark’s $100.4 million allowance for loan losses represented 1.95% of commercial loans and 0.73% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.51%.

Enhanced Capital Strength
•	Internally generated tangible common equity increased $61.8 million from prior year
•	Tangible common equity to tangible assets expanded to 7.20%
•	Total risk-based capital increased to 15.28%

A solid capital base has never been more important.  Trustmark’s consistent profitability and sound capital management philosophy are reflected in expansion of tangible common equity to $680.9 million at March 31, 2009.  During the first quarter, the Corporation’s common dividend payout ratio represented approximately 56% of earnings.  Based upon the existing capital base and continued profitability going forward, Trustmark remains confident at this time in the sustainability of its cash dividend to common shareholders. Trustmark’s total risk-based capital of 15.28% significantly exceeds “well-capitalized” standards and supports the expansion of financing opportunities across the markets served by the Corporation.  Excluding the $215 million in Senior Preferred stock issued under the Capital Purchase Program, Trustmark’s total risk-based capital ratio is an estimated 12.14%, exceeding guidelines to be classified as “well-capitalized” at March 31, 2009.

Balance Sheet Management
•	Reduced exposure to indirect auto lending
•	Mortgage banking production totaled $653.3 million, up 114% from prior quarter
•	Total deposits increased $333.1 million, or 4.9%, from prior quarter

Loans held for investment declined $81.8 million during the first quarter due in large measure to a $71 million reduction in the Corporation’s indirect auto portfolio.  During 2008, Trustmark exited indirect auto lending through dealerships as a result of limited   profitability over the last five years due to lower loan pricing and financial industry consolidation to a few participants.  While current economic conditions are reflected in decreased demand for commercial and industrial lending, the low interest rate environment favorably impacted mortgage banking production, which more than doubled from the prior quarter to $653.3 million.  Trustmark’s deposit base expanded to $7.2 billion during the first quarter, reflecting a $333.1 million increase relative to the prior quarter due in part to increased CDs as well as growth in public funds.  Noninterest bearing deposits represented 21.0% of the Corporation’s total deposits at March 31, 2009.

Net Interest Income
•	Net interest income expanded to $90.9 million (FTE)
•	Stable net interest margin of 4.18%

Average earning assets increased $343.2 million during the first quarter, principally due to growth in investment securities.  Decreased funding costs offset by declining asset yields resulted in a stable net interest margin of 4.18% and an expansion in net interest income to $90.9 million (FTE) during the first quarter.

Noninterest Income
•	Mortgage Banking income increased to $10.9 million
•	Insurance revenue expanded to $7.4 million

Noninterest income totaled $43.0 million during the first quarter of 2009, an increase of $4.7 million from the prior quarter.  Mortgage Banking income during the quarter totaled $10.9 million, reflecting consistent mortgage servicing income as well as gains from loan sales.  Trustmark also successfully managed interest rate volatility through hedging programs for the Corporation’s mortgage servicing asset.  Insurance revenue during the first quarter totaled $7.4 million, an increase of $639 thousand from the prior quarter resulting from seasonal increases in commercial insurance commissions.  Wealth management revenue totaled $5.6 million during the first quarter, a decrease of $1.0 million from the prior quarter, reflecting a reduction in assets under management resulting from declining stock market valuations.

Disciplined Expense Management
•	Core noninterest expense remained well-controlled
•	Efficiency ratio improved to 55.56%

In the first quarter of 2009, noninterest expense totaled $74.4 million, an increase of $2.9 million relative to the prior quarter.  The increase was attributable to higher FDIC deposit insurance premiums, loan expenses and seasonal factors related to employee benefits. Ongoing human capital management initiatives and continued awareness of expense management across the organization are reflected in the Corporation’s efficiency ratio of 55.56% during the first quarter.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 29 at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 627-6580, passcode 5354118 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, May 6, 2009 in archived format at the same web address or by calling (888) 203-1112, passcode 5354118.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract non-interest bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that effect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark’s borrowers, changes in Trustmark’s ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business, natural disasters, acts of war or terrorism and other risks described in Trustmark’s filings with the Securities and Exchange Commission.

Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:
Investors:	Louis E. Greer	Joseph Rein
	Treasurer and	First Vice President
	Principal Financial Officer	601-208-6898
601-208-2310

Media:	Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION MARCH 31, 2009 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2009	12/31/2008	3/31/2008	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,505,328	$1,226,843	$353,079	$278,485	22.7%	$1,152,249	n/m
Securities AFS-nontaxable	43,429	40,708	36,241	2,721	6.7%	7,188	19.8%
Securities HTM-taxable	178,417	169,958	189,604	8,459	5.0%	(11,187)	-5.9%
Securities HTM-nontaxable	67,308	71,843	81,559	(4,535)	-6.3%	(14,251)	-17.5%
Total securities	1,794,482	1,509,352	660,483	285,130	18.9%	1,133,999	n/m
Loans (including loans held for sale)	6,981,921	6,908,296	7,177,233	73,625	1.1%	(195,312)	-2.7%
Fed funds sold and rev repos	15,988	22,871	22,921	(6,883)	-30.1%	(6,933)	-30.2%
Other earning assets	40,485	49,197	36,958	(8,712)	-17.7%	3,527	9.5%
Total earning assets	8,832,876	8,489,716	7,897,595	343,160	4.0%	935,281	11.8%
Allowance for loan losses	(97,986)	(91,802)	(80,998)	(6,184)	6.7%	(16,988)	21.0%
Cash and due from banks	239,508	223,774	259,392	15,734	7.0%	(19,884)	-7.7%
Other assets	803,416	801,890	775,722	1,526	0.2%	27,694	3.6%
Total assets	$9,777,814	$9,423,578	$8,851,711	$354,236	3.8%	$926,103	10.5%

Interest-bearing demand deposits	$1,118,347	$1,149,071	$1,233,892	$(30,724)	-2.7%	$(115,545)	-9.4%
Savings deposits	1,815,672	1,709,670	1,755,048	106,002	6.2%	60,624	3.5%
Time deposits less than $100,000	1,485,680	1,478,753	1,577,753	6,927	0.5%	(92,073)	-5.8%
Time deposits of $100,000 or more	1,074,873	1,045,377	1,030,527	29,496	2.8%	44,346	4.3%
Total interest-bearing deposits	5,494,572	5,382,871	5,597,220	111,701	2.1%	(102,648)	-1.8%
Fed funds purchased and repos	674,175	809,822	417,338	(135,647)	-16.8%	256,837	61.5%
Short-term borrowings	647,604	494,928	252,234	152,676	30.8%	395,370	n/m
Long-term FHLB advances	58,333	-	-	58,333	n/m	58,333	n/m
Subordinated notes	49,744	49,736	49,712	8	0.0%	32	0.1%
Junior subordinated debt securities	70,104	70,104	70,104	-	0.0%	-	0.0%
Total interest-bearing liabilities	6,994,532	6,807,461	6,386,608	187,071	2.7%	607,924	9.5%
Noninterest-bearing deposits	1,470,822	1,433,361	1,390,843	37,461	2.6%	79,979	5.8%
Other liabilities	120,062	126,704	141,741	(6,642)	-5.2%	(21,679)	-15.3%
Total liabilities	8,585,416	8,367,526	7,919,192	217,890	2.6%	666,224	8.4%
Preferred equity	205,417	91,385	-	114,032	n/m	205,417	n/m
Common equity	986,981	964,667	932,519	22,314	2.3%	54,462	5.8%
Total shareholders' equity	1,192,398	1,056,052	932,519	136,346	12.9%	259,879	27.9%
Total liabilities and equity	$9,777,814	$9,423,578	$8,851,711	$354,236	3.8%	$926,103	10.5%

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2009	12/31/2008	3/31/2008	$ Change	% Change	$ Change	% Change
Cash and due from banks	$231,211	$257,930	$290,200	$(26,719)	-10.4%	$(58,989)	-20.3%
Fed funds sold and rev repos	8,014	23,401	16,022	(15,387)	-65.8%	(8,008)	-50.0%
Securities available for sale	1,613,047	1,542,841	585,746	70,206	4.6%	1,027,301	n/m
Securities held to maturity	256,677	259,629	267,315	(2,952)	-1.1%	(10,638)	-4.0%
Loans held for sale	301,691	238,265	198,245	63,426	26.6%	103,446	52.2%
Loans	6,640,597	6,722,403	7,012,034	(81,806)	-1.2%	(371,437)	-5.3%
Allowance for loan losses	(100,358)	(94,922)	(81,818)	(5,436)	5.7%	(18,540)	22.7%
Net Loans	6,540,239	6,627,481	6,930,216	(87,242)	-1.3%	(389,977)	-5.6%
Premises and equipment, net	157,068	156,811	151,469	257	0.2%	5,599	3.7%
Mortgage servicing rights	45,256	42,882	59,047	2,374	5.5%	(13,791)	-23.4%
Goodwill	291,104	291,104	291,210	-	0.0%	(106)	0.0%
Identifiable intangible assets	22,820	23,821	27,030	(1,001)	-4.2%	(4,210)	-15.6%
Other assets	308,587	326,744	280,653	(18,157)	-5.6%	27,934	10.0%
Total assets	$9,775,714	$9,790,909	$9,097,153	$(15,195)	-0.2%	$678,561	7.5%

Deposits:
Noninterest-bearing	$1,504,032	$1,496,166	$1,475,976	$7,866	0.5%	$28,056	1.9%
Interest-bearing	5,652,908	5,327,704	5,868,359	325,204	6.1%	(215,451)	-3.7%
Total deposits	7,156,940	6,823,870	7,344,335	333,070	4.9%	(187,395)	-2.6%
Fed funds purchased and repos	607,083	811,129	433,431	(204,046)	-25.2%	173,652	40.1%
Short-term borrowings	448,380	730,958	93,453	(282,578)	-38.7%	354,927	n/m
Long-term FHLB advances	75,000	-	-	75,000	n/m	75,000	n/m
Subordinated notes	49,750	49,741	49,717	9	0.0%	33	0.1%
Junior subordinated debt securities	70,104	70,104	70,104	-	0.0%	-	0.0%
Other liabilities	168,089	126,641	168,772	41,448	32.7%	(683)	-0.4%
Total liabilities	8,575,346	8,612,443	8,159,812	(37,097)	-0.4%	415,534	5.1%
Preferred Stock	205,564	205,126	-	438	0.2%	205,564	n/m
Common stock	11,955	11,944	11,938	11	0.1%	17	0.1%
Capital surplus	142,167	139,471	126,003	2,696	1.9%	16,164	12.8%
Retained earnings	845,779	836,642	810,369	9,137	1.1%	35,410	4.4%
Accum other comprehensive
loss, net of tax	(5,097)	(14,717)	(10,969)	9,620	-65.4%	5,872	-53.5%
Total shareholders' equity	1,200,368	1,178,466	937,341	21,902	1.9%	263,027	28.1%
Total liabilities and equity	$9,775,714	$9,790,909	$9,097,153	$(15,195)	-0.2%	$678,561	7.5%

n/m - percentage changes greater than +/- 100% are considered not meaningful

 See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION MARCH 31, 2009 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2009	12/31/2008	3/31/2008	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$92,382	$101,694	$119,641	$(9,312)	-9.2%	$(27,259)	-22.8%
Interest on securities-taxable	21,654	17,108	5,857	4,546	26.6%	15,797	n/m
Interest on securities-tax exempt-FTE	1,834	1,891	2,086	(57)	-3.0%	(252)	-12.1%
Interest on fed funds sold and rev repos	19	57	179	(38)	-66.7%	(160)	-89.4%
Other interest income	313	368	572	(55)	-14.9%	(259)	-45.3%
Total interest income-FTE	116,202	121,118	128,335	(4,916)	-4.1%	(12,133)	-9.5%
Interest on deposits	22,540	26,818	43,363	(4,278)	-16.0%	(20,823)	-48.0%
Interest on fed funds pch and repos	364	1,178	3,073	(814)	-69.1%	(2,709)	-88.2%
Other interest expense	2,352	3,399	4,829	(1,047)	-30.8%	(2,477)	-51.3%
Total interest expense	25,256	31,395	51,265	(6,139)	-19.6%	(26,009)	-50.7%
Net interest income-FTE	90,946	89,723	77,070	1,223	1.4%	13,876	18.0%
Provision for loan losses	16,866	16,684	14,243	182	1.1%	2,623	18.4%
Net interest income after provision-FTE	74,080	73,039	62,827	1,041	1.4%	11,253	17.9%
Service charges on deposit accounts	12,568	14,044	12,564	(1,476)	-10.5%	4	0.0%
Insurance commissions	7,422	6,783	8,256	639	9.4%	(834)	-10.1%
Wealth management	5,555	6,583	7,198	(1,028)	-15.6%	(1,643)	-22.8%
General banking - other	5,407	5,576	5,788	(169)	-3.0%	(381)	-6.6%
Mortgage banking, net	10,907	4,393	11,056	6,514	n/m	(149)	-1.3%
Other, net	1,115	935	3,221	180	19.3%	(2,106)	-65.4%
Nonint inc-excl sec gains, net	42,974	38,314	48,083	4,660	12.2%	(5,109)	-10.6%
Security gains, net	30	12	433	18	n/m	(403)	-93.1%
Total noninterest income	43,004	38,326	48,516	4,678	12.2%	(5,512)	-11.4%
Salaries and employee benefits	43,425	41,923	43,584	1,502	3.6%	(159)	-0.4%
Services and fees	10,000	9,638	9,430	362	3.8%	570	6.0%
Net occupancy-premises	5,178	4,704	4,801	474	10.1%	377	7.9%
Equipment expense	4,166	4,183	4,074	(17)	-0.4%	92	2.3%
Other expense	11,638	11,097	7,937	541	4.9%	3,701	46.6%
Total noninterest expense	74,407	71,545	69,826	2,862	4.0%	4,581	6.6%
Income before income taxes and tax eq adj	42,677	39,820	41,517	2,857	7.2%	1,160	2.8%
Tax equivalent adjustment	2,397	2,326	2,321	71	3.1%	76	3.3%
Income before income taxes	40,280	37,494	39,196	2,786	7.4%	1,084	2.8%
Income taxes	13,795	12,162	13,017	1,633	13.4%	778	6.0%
Net income	26,485	25,332	26,179	1,153	4.6%	306	1.2%

Preferred stock dividends	2,688	1,165	-	1,523	n/m	2,688	n/m
Accretion of preferred stock discount	438	188	-	250	n/m	438	n/m
Net income available to common shareholders	$23,359	$23,979	$26,179	$(620)	-2.6%	$(2,820)	-10.8%

Per common share data
Earnings per share - basic	$0.41	$0.42	$0.46	$(0.01)	-2.4%	$(0.05)	-10.9%

Earnings per share - diluted	$0.41	$0.42	$0.46	$(0.01)	-2.4%	$(0.05)	-10.9%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	57,350,874	57,324,710	57,283,240

Diluted	57,398,375	57,375,590	57,312,428

Period end common shares outstanding	57,378,318	57,324,737	57,296,449

OTHER FINANCIAL DATA
Return on common equity	9.60%	9.89%	11.29%
Return on average tangible common equity	14.46%	15.10%	17.59%
Return on equity	9.01%	9.54%	11.29%
Return on assets	1.10%	1.07%	1.19%
Interest margin - Yield - FTE	5.34%	5.68%	6.54%
Interest margin - Cost	1.16%	1.47%	2.61%
Net interest margin - FTE	4.18%	4.20%	3.92%
Efficiency ratio	55.56%	55.86%	56.64%
Full-time equivalent employees	2,589	2,607	2,627

COMMON STOCK PERFORMANCE
Market value-Close	$18.38	$21.59	$22.28
Common book value	$17.34	$16.98	$16.36
Tangible common book value	$11.87	$11.49	$10.81

n/m - percentage changes greater than +/- 100% are considered not meaningful

  See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION MARCH 31, 2009 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	3/31/2009	12/31/2008	3/31/2008	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$83,789	$75,092	$49,654	$8,697	11.6%	$34,135	68.7%
Mississippi (1)	21,829	18,703	14,583	3,126	16.7%	7,246	49.7%
Tennessee (2)	5,763	3,638	6,550	2,125	58.4%	(787)	-12.0%
Texas	23,122	16,605	7,207	6,517	39.2%	15,915	n/m
Total nonaccrual loans	134,503	114,038	77,994	20,465	17.9%	56,509	72.5%
Other real estate
Florida	19,830	21,265	1,067	(1,435)	-6.7%	18,763	n/m
Mississippi (1)	9,932	6,113	1,741	3,819	62.5%	8,191	n/m
Tennessee (2)	9,051	8,862	6,634	189	2.1%	2,417	36.4%
Texas	3,322	2,326	146	996	42.8%	3,176	n/m
Total other real estate	42,135	38,566	9,588	3,569	9.3%	32,547	n/m
Total nonperforming assets	$176,638	$152,604	$87,582	$24,034	15.7%	$89,056	n/m

LOANS PAST DUE OVER 90 DAYS
Loans held for investment	$10,004	$5,139	$4,986	$4,865	94.7%	$5,018	n/m

Loans HFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$21,128	$18,095	$15,868	$3,033	16.8%	$5,260	33.1%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES	3/31/2009	12/31/2008	3/31/2008	$ Change	% Change	$ Change	% Change
Beginning Balance	$94,922	$90,888	$79,851	$4,034	4.4%	$15,071	18.9%
Provision for loan losses	16,866	16,684	14,243	182	1.1%	2,623	18.4%
Charge-offs	(14,015)	(15,039)	(15,176)	1,024	-6.8%	1,161	-7.7%
Recoveries	2,585	2,389	2,900	196	8.2%	(315)	-10.9%
Net charge-offs	(11,430)	(12,650)	(12,276)	1,220	-9.6%	846	-6.9%
Ending Balance	$100,358	$94,922	$81,818	$5,436	5.7%	$18,540	22.7%

PROVISION FOR LOAN LOSSES
Florida	$10,733	$6,491	$9,557	$4,242	65.4%	$1,176	12.3%
Mississippi (1)	4,386	5,756	2,807	(1,370)	-23.8%	1,579	56.3%
Tennessee (2)	1,621	1,461	779	160	11.0%	842	n/m
Texas	126	2,976	1,100	(2,850)	-95.8%	(974)	-88.5%
Total provision for loan losses	$16,866	$16,684	$14,243	$182	1.1%	$2,623	18.4%

NET CHARGE-OFFS
Florida	$6,933	$7,160	$9,688	$(227)	-3.2%	$(2,755)	-28.4%
Mississippi (1)	3,455	4,387	1,574	(932)	-21.2%	1,881	n/m
Tennessee (2)	785	816	186	(31)	-3.8%	599	n/m
Texas	257	287	828	(30)	-10.5%	(571)	-69.0%
Total net charge-offs	$11,430	$12,650	$12,276	$(1,220)	-9.6%	$(846)	-6.9%

CREDIT QUALITY RATIOS
Net charge offs/average loans	0.66%	0.73%	0.69%
Provision for loan losses/average loans	0.98%	0.96%	0.80%
Nonperforming loans/total loans (incl LHFS)	1.94%	1.64%	1.08%
Nonperforming assets/total loans (incl LHFS)	2.54%	2.19%	1.21%
Nonperforming assets/total loans (incl LHFS) +ORE	2.53%	2.18%	1.21%
ALL/total loans (excl LHFS)	1.51%	1.41%	1.17%
ALL-commercial/total commercial loans	1.95%	1.79%	1.52%
ALL-consumer/total consumer and home mortgage loans	0.73%	0.72%	0.60%
ALL/nonperforming loans	74.61%	83.24%	104.90%
ALL/nonperforming loans (excl impaired loans)	137.47%	166.07%	142.72%

CAPITAL RATIOS
Total equity/total assets	12.28%	12.04%	10.30%
Common equity/total assets	10.18%	9.94%	10.30%
Tangible equity/tangible assets	9.37%	9.11%	7.05%
Tangible common equity/tangible assets	7.20%	6.95%	7.05%
Tier 1 leverage ratio	10.17%	10.42%	8.12%
Tier 1 risk-based capital ratio	13.34%	13.01%	9.42%
Total risk-based capital ratio	15.28%	14.95%	11.21%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
n/m - percentage changes greater than +/- 100% are considered not meaningful

  See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION MARCH 31, 2009 ($ in thousands) (unaudited)

	Quarter Ended
QUARTERLY AVERAGE BALANCES	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Securities AFS-taxable	$1,505,328	$1,226,843	$822,995	$769,790	$353,079
Securities AFS-nontaxable	43,429	40,708	39,886	35,869	36,241
Securities HTM-taxable	178,417	169,958	184,001	186,047	189,604
Securities HTM-nontaxable	67,308	71,843	74,937	76,940	81,559
Total securities	1,794,482	1,509,352	1,121,819	1,068,646	660,483
Loans (including loans held for sale)	6,981,921	6,908,296	6,927,270	7,080,495	7,177,233
Fed funds sold and rev repos	15,988	22,871	17,401	30,567	22,921
Other earning assets	40,485	49,197	37,323	41,481	36,958
Total earning assets	8,832,876	8,489,716	8,103,813	8,221,189	7,897,595
Allowance for loan losses	(97,986)	(91,802)	(88,643)	(82,962)	(80,998)
Cash and due from banks	239,508	223,774	246,515	253,545	259,392
Other assets	803,416	801,890	810,449	782,986	775,722
Total assets	$9,777,814	$9,423,578	$9,072,134	$9,174,758	$8,851,711

Interest-bearing demand deposits	$1,118,347	$1,149,071	$1,222,087	$1,258,281	$1,233,892
Savings deposits	1,815,672	1,709,670	1,774,188	1,867,438	1,755,048
Time deposits less than $100,000	1,485,680	1,478,753	1,532,630	1,568,802	1,577,753
Time deposits of $100,000 or more	1,074,873	1,045,377	1,108,677	1,051,716	1,030,527
Total interest-bearing deposits	5,494,572	5,382,871	5,637,582	5,746,237	5,597,220
Fed funds purchased and repos	674,175	809,822	659,312	618,227	417,338
Short-term borrowings	647,604	494,928	156,880	202,778	252,234
Long-term FHLB advances	58,333	-	-	-	-
Subordinated notes	49,744	49,736	49,728	49,720	49,712
Junior subordinated debt securities	70,104	70,104	70,104	70,104	70,104
Total interest-bearing liabilities	6,994,532	6,807,461	6,573,606	6,687,066	6,386,608
Noninterest-bearing deposits	1,470,822	1,433,361	1,415,402	1,409,371	1,390,843
Other liabilities	120,062	126,704	136,229	134,237	141,741
Total liabilities	8,585,416	8,367,526	8,125,237	8,230,674	7,919,192
Preferred equity	205,417	91,385	-	-	-
Common equity	986,981	964,667	946,897	944,084	932,519
Total shareholders' equity	1,192,398	1,056,052	946,897	944,084	932,519
Total liabilities and equity	$9,777,814	$9,423,578	$9,072,134	$9,174,758	$8,851,711

PERIOD END BALANCES	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Cash and due from banks	$231,211	$257,930	$235,016	$296,628	$290,200
Fed funds sold and rev repos	8,014	23,401	14,782	23,901	16,022
Securities available for sale	1,613,047	1,542,841	907,629	908,949	585,746
Securities held to maturity	256,677	259,629	256,323	260,741	267,315
Loans held for sale	301,691	238,265	154,162	184,858	198,245
Loans	6,640,597	6,722,403	6,740,730	6,859,375	7,012,034
Allowance for loan losses	(100,358)	(94,922)	(90,888)	(86,576)	(81,818)
Net Loans	6,540,239	6,627,481	6,649,842	6,772,799	6,930,216
Premises and equipment, net	157,068	156,811	156,298	154,026	151,469
Mortgage servicing rights	45,256	42,882	78,550	76,209	59,047
Goodwill	291,104	291,104	291,145	291,145	291,210
Identifiable intangible assets	22,820	23,821	24,887	25,958	27,030
Other assets	308,587	326,744	317,639	319,835	280,653
Total assets	$9,775,714	$9,790,909	$9,086,273	$9,315,049	$9,097,153

Deposits:
Noninterest-bearing	$1,504,032	$1,496,166	$1,526,374	$1,443,553	$1,475,976
Interest-bearing	5,652,908	5,327,704	5,411,304	5,680,130	5,868,359
Total deposits	7,156,940	6,823,870	6,937,678	7,123,683	7,344,335
Fed funds purchased and repos	607,083	811,129	592,818	748,137	433,431
Short-term borrowings	448,380	730,958	369,037	260,812	93,453
Long-term FHLB advances	75,000	-	-	-	-
Subordinated notes	49,750	49,741	49,733	49,725	49,717
Junior subordinated debt securities	70,104	70,104	70,104	70,104	70,104
Other liabilities	168,089	126,641	117,905	126,703	168,772
Total liabilities	8,575,346	8,612,443	8,137,275	8,379,164	8,159,812
Preferred Stock	205,564	205,126	-	-	-
Common stock	11,955	11,944	11,944	11,938	11,938
Capital surplus	142,167	139,471	128,617	126,881	126,003
Retained earnings	845,779	836,642	824,768	814,674	810,369
Accum other comprehensive
loss, net of tax	(5,097)	(14,717)	(16,331)	(17,608)	(10,969)
Total shareholders' equity	1,200,368	1,178,466	948,998	935,885	937,341
Total liabilities and equity	$9,775,714	$9,790,909	$9,086,273	$9,315,049	$9,097,153

 See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION MARCH 31, 2009 ($ in thousands except per share data) (unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Interest and fees on loans-FTE	$92,382	$101,694	$105,706	$109,023	$119,641
Interest on securities-taxable	21,654	17,108	12,117	11,079	5,857
Interest on securities-tax exempt-FTE	1,834	1,891	1,946	1,943	2,086
Interest on fed funds sold and rev repos	19	57	98	168	179
Other interest income	313	368	407	475	572
Total interest income-FTE	116,202	121,118	120,274	122,688	128,335
Interest on deposits	22,540	26,818	32,860	36,881	43,363
Interest on fed funds pch and repos	364	1,178	3,123	3,019	3,073
Other interest expense	2,352	3,399	2,653	2,923	4,829
Total interest expense	25,256	31,395	38,636	42,823	51,265
Net interest income-FTE	90,946	89,723	81,638	79,865	77,070
Provision for loan losses	16,866	16,684	14,473	31,012	14,243
Net interest income after provision-FTE	74,080	73,039	67,165	48,853	62,827
Service charges on deposit accounts	12,568	14,044	13,886	13,223	12,564
Insurance commissions	7,422	6,783	9,007	8,394	8,256
Wealth management	5,555	6,583	6,788	7,031	7,198
General banking - other	5,407	5,576	5,813	6,053	5,788
Mortgage banking, net	10,907	4,393	4,323	6,708	11,056
Other, net	1,115	935	2,131	6,999	3,221
Nonint inc-excl sec gains, net	42,974	38,314	41,948	48,408	48,083
Security gains, net	30	12	2	58	433
Total noninterest income	43,004	38,326	41,950	48,466	48,516
Salaries and employee benefits	43,425	41,923	42,859	42,771	43,584
Services and fees	10,000	9,638	9,785	9,526	9,430
Net occupancy-premises	5,178	4,704	5,153	4,850	4,801
Equipment expense	4,166	4,183	4,231	4,144	4,074
Other expense	11,638	11,097	10,706	8,323	7,937
Total noninterest expense	74,407	71,545	72,734	69,614	69,826
Income before income taxes and tax eq adj	42,677	39,820	36,381	27,705	41,517
Tax equivalent adjustment	2,397	2,326	2,242	2,247	2,321
Income before income taxes	40,280	37,494	34,139	25,458	39,196
Income taxes	13,795	12,162	10,785	7,906	13,017
Net income	26,485	25,332	23,354	17,552	26,179

Preferred stock dividends	2,688	1,165	-	-	-
Accretion of preferred stock discount	438	188	-	-	-
Net income available to common shareholders	$23,359	$23,979	$23,354	$17,552	$26,179

Per common share data
Earnings per share - basic	$0.41	$0.42	$0.41	$0.31	$0.46

Earnings per share - diluted	$0.41	$0.42	$0.41	$0.31	$0.46

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average common shares outstanding
Basic	57,350,874	57,324,710	57,298,710	57,296,449	57,283,240

Diluted	57,398,375	57,375,590	57,337,342	57,335,393	57,312,428

Period end common shares outstanding	57,378,318	57,324,737	57,324,627	57,296,449	57,296,449

OTHER FINANCIAL DATA
Return on common equity	9.60%	9.89%	9.81%	7.48%	11.29%
Return on average tangible common equity	14.46%	15.10%	15.16%	11.70%	17.59%
Return on equity	9.01%	9.54%	9.81%	7.48%	11.29%
Return on assets	1.10%	1.07%	1.02%	0.77%	1.19%
Interest margin - Yield - FTE	5.34%	5.68%	5.90%	6.00%	6.54%
Interest margin - Cost	1.16%	1.47%	1.90%	2.10%	2.61%
Net interest margin - FTE	4.18%	4.20%	4.01%	3.91%	3.92%
Efficiency ratio	55.56%	55.86%	58.85%	56.64%	56.64%
Full-time equivalent employees	2,589	2,607	2,623	2,637	2,627

COMMON STOCK PERFORMANCE
Market value-Close	$18.38	$21.59	$20.74	$17.65	$22.28
Common book value	$17.34	$16.98	$16.55	$16.33	$16.36
Tangible common book value	$11.87	$11.49	$11.04	$10.80	$10.81

 See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION MARCH 31, 2009 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Nonaccrual loans
Florida	$83,789	$75,092	$71,125	$70,484	$49,654
Mississippi (1)	21,829	18,703	12,727	12,572	14,583
Tennessee (2)	5,763	3,638	4,012	5,216	6,550
Texas	23,122	16,605	17,418	7,039	7,207
Total nonaccrual loans	134,503	114,038	105,282	95,311	77,994
Other real estate
Florida	19,830	21,265	18,265	10,398	1,067
Mississippi (1)	9,932	6,113	6,062	5,258	1,741
Tennessee (2)	9,051	8,862	7,924	6,778	6,634
Texas	3,322	2,326	214	438	146
Total other real estate	42,135	38,566	32,465	22,872	9,588
Total nonperforming assets	$176,638	$152,604	$137,747	$118,183	$87,582

LOANS PAST DUE OVER 90 DAYS
Loans held for investment	$10,004	$5,139	$3,622	$3,056	$4,986

Loans HFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$21,128	$18,095	$20,332	$15,809	$15,868

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Beginning Balance	$94,922	$90,888	$86,576	$81,818	$79,851
Provision for loan losses	16,866	16,684	14,473	31,012	14,243
Charge-offs	(14,015)	(15,039)	(12,732)	(28,820)	(15,176)
Recoveries	2,585	2,389	2,571	2,566	2,900
Net charge-offs	(11,430)	(12,650)	(10,161)	(26,254)	(12,276)
Ending Balance	$100,358	$94,922	$90,888	$86,576	$81,818

PROVISION FOR LOAN LOSSES
Florida	$10,733	$6,491	$3,167	$24,145	$9,557
Mississippi (1)	4,386	5,756	8,476	3,667	2,807
Tennessee (2)	1,621	1,461	27	2,440	779
Texas	126	2,976	2,803	760	1,100
Total provision for loan losses	$16,866	$16,684	$14,473	$31,012	$14,243

NET CHARGE-OFFS
Florida	$6,933	$7,160	$3,779	$22,064	$9,688
Mississippi (1)	3,455	4,387	4,515	4,214	1,574
Tennessee (2)	785	816	1,291	48	186
Texas	257	287	576	(72)	828
Total net charge-offs	$11,430	$12,650	$10,161	$26,254	$12,276

CREDIT QUALITY RATIOS
Net charge offs/average loans	0.66%	0.73%	0.58%	1.49%	0.69%
Provision for loan losses/average loans	0.98%	0.96%	0.83%	1.76%	0.80%
Nonperforming loans/total loans (incl LHFS)	1.94%	1.64%	1.53%	1.35%	1.08%
Nonperforming assets/total loans (incl LHFS)	2.54%	2.19%	2.00%	1.68%	1.21%
Nonperforming assets/total loans (incl LHFS) +ORE	2.53%	2.18%	1.99%	1.67%	1.21%
ALL/total loans (excl LHFS)	1.51%	1.41%	1.35%	1.26%	1.17%
ALL-commercial/total commercial loans	1.95%	1.79%	1.76%	1.67%	1.52%
ALL-consumer/total consumer and home mortgage loans	0.73%	0.72%	0.64%	0.60%	0.60%
ALL/nonperforming loans	74.61%	83.24%	86.33%	90.84%	104.90%
ALL/nonperforming loans (excl impaired loans)	137.47%	166.07%	145.21%	173.64%	142.72%

CAPITAL RATIOS
Total equity/total assets	12.28%	12.04%	10.44%	10.05%	10.30%
Common equity/total assets	10.18%	9.94%	10.44%	10.05%	10.30%
Tangible equity/tangible assets	9.37%	9.11%	7.22%	6.88%	7.05%
Tangible common equity/tangible assets	7.20%	6.95%	7.22%	6.88%	7.05%
Tier 1 leverage ratio	10.17%	10.42%	8.11%	7.87%	8.12%
Tier 1 risk-based capital ratio	13.34%	13.01%	9.86%	9.58%	9.42%
Total risk-based capital ratio	15.28%	14.95%	11.80%	11.46%	11.21%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions

 See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS MARCH 31, 2009 ($ in thousands) (unaudited)

Note 1 – Issuance of Preferred Stock

On November 21, 2008, Trustmark issued 215,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (no par) liquidation preference $1,000 per share, (Senior Preferred) to the United States Department of the Treasury (Treasury) in a private placement transaction as part of the Troubled Assets Relief Program Capital Purchase Program, a voluntary initiative for U.S. financial institutions designed to support the economy by increasing financing to businesses and consumers.  In the same transaction, Trustmark also issued to the Treasury a warrant to purchase 1,647,931 shares of Trustmark’s common stock at an exercise price of $19.57 per share.

The Senior Preferred pays cumulative dividends at the rate of 5.00% of the liquidation preference per year, payable on February 15, May 15, August 15 and November 15 of each year, in arrears, until, but excluding, February 15, 2014, and from that date thereafter at the rate of 9.00% of the liquidation preference per year.  The term of the Senior Preferred is perpetual.  Trustmark may redeem the Senior Preferred subject to the consent of Treasury and Trustmark’s primary federal banking regulator, the Board of Governors of the Federal Reserve System.  Any redemption of the Senior Preferred will be at $1,000 per share plus any accrued and unpaid dividends.

The Senior Preferred stock was recorded at issue for $204.9 million, with the remainder of the $10.1 million in cash proceeds recorded as warrants in Capital Surplus.  This allocation was derived by a third-party evaluation of the fair value of the Senior Preferred and warrant at the time of issuance.  The cash proceeds were then apportioned to the Senior Preferred and the warrants using their relative fair values.  The basis of the Senior Preferred will be accreted to the $215 million redemption value on a constant yield method over five years, and the accretion will be represented as an additional carrying cost of the equity.  The warrant is not subject to mark-to-market accounting, and will be carried in Capital Surplus at its original basis until exercise or expiration.  The warrant’s effect on shares outstanding will be included in dilutive shares using the treasury stock method.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
SECURITIES AVAILABLE FOR SALE
U.S. Treasury and other U.S. Government agencies	$26,019	$31,892	$7,547	$6,042	$7,075
Obligations of states and political subdivisions	125,366	98,653	39,132	40,678	32,659
Mortgage-backed securities
Pass-through securities:
Guaranteed by GNMA	10,658	8,726	6,754	7,049	4,135
Issued by FNMA and FHLMC	79,007	19,186	15,821	10,894	11,225
Other mortgage-backed securities:
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,363,928	1,376,514	827,246	833,039	513,347
Corporate debt securities	8,069	7,870	11,129	11,247	17,305
Total securities available for sale	$1,613,047	$1,542,841	$907,629	$908,949	$585,746

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$95,799	$102,901	$98,799	$102,212	$107,628
Mortgage-backed securities
Pass-through securities:
Guaranteed by GNMA	5,325	-	-	-	-
Other mortgage-backed securities:
Issued or guaranteed by FNMA, FHLMC, or GNMA	155,553	156,728	157,524	158,529	159,559
Other securities	-	-	-	-	128
Total securities held to maturity	$256,677	$259,629	$256,323	$260,741	$267,315

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 89% of the portfolio in U.S. Treasury, U.S. Government agency-backed obligations and other AAA rated securities.  None of the securities in the portfolio are considered to be sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Federal Reserve Bank and Depository Trust and Clearing Corporation, Trustmark does not hold any equity investment in government sponsored entities.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS MARCH 31, 2009 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LOANS BY TYPE	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Loans secured by real estate:
Construction, land development and other land loans	$1,000,020	$1,028,788	$1,062,319	$1,158,549	$1,212,052
Secured by 1-4 family residential properties	1,601,600	1,524,061	1,561,024	1,633,021	1,660,148
Secured by nonfarm, nonresidential properties	1,425,937	1,422,658	1,345,624	1,300,753	1,315,449
Other real estate secured	184,204	186,915	175,877	148,588	160,373
Commercial and industrial loans	1,258,887	1,305,938	1,328,035	1,313,620	1,286,578
Consumer loans	804,958	895,046	947,113	994,475	1,056,346
Other loans	364,991	358,997	320,738	310,369	321,088
Loans	6,640,597	6,722,403	6,740,730	6,859,375	7,012,034
Allowance for loan losses	(100,358)	(94,922)	(90,888)	(86,576)	(81,818)
Net Loans	$6,540,239	$6,627,481	$6,649,842	$6,772,799	$6,930,216

	March 31 ,2009
LOAN COMPOSITION BY REGION	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,000,020	$276,315	$382,245	$81,293	$260,167
Secured by 1-4 family residential properties	1,601,600	93,911	1,305,295	170,656	31,738
Secured by nonfarm, nonresidential properties	1,425,937	180,649	797,064	211,010	237,214
Other real estate secured	184,204	12,747	142,104	10,877	18,476
Commercial and industrial loans	1,258,887	18,049	897,604	59,932	283,302
Consumer loans	804,958	2,531	761,984	29,928	10,515
Other loans	364,991	21,823	313,991	16,041	13,136
Loans	$6,640,597	$606,025	$4,600,287	$579,737	$854,548

CONSTRUCTION AND LAND DEVELOPMENT LOANS BY REGION
Lots	$118,776	$74,002	$27,832	$5,454	$11,488
Development	215,508	41,769	84,068	11,525	78,146
Unimproved land	286,171	99,063	106,399	33,785	46,924
1-4 family construction	169,421	25,878	78,388	10,694	54,461
Other construction	210,144	35,603	85,558	19,835	69,148
Construction and land development loans	$1,000,020	$276,315	$382,245	$81,293	$260,167

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS MARCH 31, 2009 ($ in thousands) (unaudited)

				Classified (3)
FLORIDA CREDIT QUALITY	Total Loans	Criticized Loans (1)	Special Mention (2)	Accruing	Nonimpaired Nonaccrual	Impaired Nonaccrual (4)
Construction and land development loans:
Lots	$74,002	$24,971	$4,635	$7,278	$10,453	$2,605
Development	41,769	16,910	-	-	5,566	11,344
Unimproved land	99,063	59,461	24,716	11,909	3,455	19,381
1-4 family construction	25,878	11,777	-	1,651	539	9,587
Other construction	35,603	21,992	2,749	9,320	3,314	6,609
Construction and land development loans	276,315	135,111	32,100	30,158	23,327	49,526
Commercial, commercial real estate and consumer	329,710	46,441	17,891	17,614	8,335	2,601

Total Florida loans	$606,025	$181,552	$49,991	$47,772	$31,662	$52,127

FLORIDA CREDIT QUALITY	Total Loans Less Impaired Loans	Loan Loss Reserves	Loan Loss Reserve % of Non-Impaired Loans
Construction and land development loans:
Lots	$71,397	$3,899	5.46%
Development	30,425	4,050	13.31%
Unimproved land	79,682	5,046	6.33%
1-4 family construction	16,291	487	2.99%
Other construction	28,994	3,505	12.09%
Construction and land development loans	226,789	16,987	7.49%
Commercial, commercial real estate and consumer	327,109	7,878	2.41%

Total Florida loans	$553,898	$24,865	4.49%

(1)	Criticized loans equal all special mention and classified loans.
(2)	Special mention loans exhibit potential credit weaknesses that, if not resolved, may ultimately result in a more severe classification.
(3)	Classified loans include those loans identified by management as exhibiting well-defined credit weaknesses that may jeopardize repayment in full of the debt.
(4)
All nonaccrual loans over $1 million are individually assessed for impairment in accordance with SFAS No. 114.  Impaired loans have been determined to be collateral dependent and assessed using a fair value approach.  Fair value estimates begin with appraised values, normally from recently received and reviewed appraisals.  Appraised values are adjusted down for costs associated with asset disposal.  When a loan is deemed to be impaired, the full difference between book value and the most likely estimate of the asset’s net realizable value is charged off.

LOAN COMPOSITION -FLORIDA	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Loans secured by real estate:
Construction, land development and other land loans	$276,315	$294,473	$301,509	$321,864	$371,187
Secured by 1-4 family residential properties	93,911	91,559	90,790	93,946	95,664
Secured by nonfarm, nonresidential properties	180,649	179,123	176,512	178,869	179,658
Other real estate secured	12,747	12,632	12,518	12,648	12,388
Commercial and industrial loans	18,049	18,814	18,305	22,739	22,850
Consumer loans	2,531	3,206	3,008	2,905	2,604
Other loans	21,823	18,505	14,833	12,704	8,201
Loans	$606,025	$618,312	$617,475	$645,675	$692,552

CONSTRUCTION AND LAND DEVELOPMENT LOANS - FLORIDA
Lots	$74,002	$76,849	$82,472	$84,936	$91,163
Development	41,769	35,927	37,578	41,098	52,009
Unimproved land	99,063	114,232	111,548	120,422	134,428
1-4 family construction	25,878	29,246	29,265	33,151	46,170
Other construction	35,603	38,219	40,646	42,257	47,417
Construction and land development loans	$276,315	$294,473	$301,509	$321,864	$371,187

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS MARCH 31, 2009 ($ in thousands) (unaudited)

Note 4 – Mortgage Banking

Trustmark utilizes derivative instruments to offset changes in the fair value of mortgage servicing rights (MSR) attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in mortgage banking income, net and are offset by the changes in the fair value of MSR, as shown in the accompanying table. MSR fair values represent the effect of present value decay and the effect of changes in interest rates. Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to market changes. The impact of this strategy resulted in a net positive ineffectiveness of $2.1 million and $7.4 million for the quarters ended March 31, 2009 and 2008, respectively.  The accompanying table shows that the MSR value declined $352 thousand for the quarter ended March 31, 2009. This change is due to a slight decline in mortgage rates. More than offsetting the MSR change is a $2.4 million increase in the value of derivative instruments. Although 10-year Treasury yields increased during the quarter, income produced by the steep yield curve and option premium more than offset the market value decrease of the derivative instruments.

The following table illustrates the components of mortgage banking income included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Mortgage servicing income, net	$4,001	$4,188	$4,002	$3,804	$3,747
Change in fair value-MSR from market changes	(352)	(36,846)	(903)	13,104	(10,193)
Change in fair value of derivatives	2,407	37,160	1,680	(10,453)	17,599
Change in fair value-MSR from runoff	(2,643)	(2,101)	(2,152)	(2,303)	(2,430)
Gain on sales of loans	4,004	473	1,875	2,542	1,078
Other, net	3,490	1,519	(179)	14	1,255
Mortgage banking, net	$10,907	$4,393	$4,323	$6,708	$11,056

Note 5 – Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Securities – Taxable	5.22%	4.87%	4.79%	4.66%	4.34%
Securities – Nontaxable	6.72%	6.68%	6.74%	6.93%	7.12%
Securities – Total	5.31%	5.01%	4.99%	4.90%	4.84%
Loans	5.37%	5.86%	6.07%	6.19%	6.70%
FF Sold & Rev Repo	0.48%	0.99%	2.24%	2.21%	3.14%
Other Earning Assets	3.14%	2.98%	4.34%	4.61%	6.22%
Total Earning Assets	5.34%	5.68%	5.90%	6.00%	6.54%

Interest-bearing Deposits	1.66%	1.98%	2.32%	2.58%	3.12%
FF Pch & Repo	0.22%	0.58%	1.88%	1.96%	2.96%
Borrowings	1.16%	2.20%	3.81%	3.64%	5.22%
Total Interest-bearing Liabilities	1.46%	1.83%	2.34%	2.58%	3.23%

Net interest margin	4.18%	4.20%	4.01%	3.91%	3.92%

During the first quarter 2009, the net interest margin fell 2 basis points to 4.18% due to the normalization of the spread between LIBOR and overnight Federal Funds as well as continued repricing of fixed rate assets, mostly offset by a decline in liability costs.

During the fourth quarter of 2008, Trustmark’s net interest margin expanded to 4.20%, up 19 basis points from the prior quarter.  This increase is primarily attributable to the abnormal spread between one month LIBOR and the overnight Fed Funds rate during the quarter that has since dissipated, as well as an increased level of fixed rate securities primarily funded by shorter, floating rate liabilities.